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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The Registrant, through its Compensation Committee, adopted the Sun Hydraulics Corporation Performance Share Agreement for use with the Company’s non-United States employees (including named executive officers). The awards will be discretionary with the Compensation Committee, and there are no specific performance goals or business criteria that would qualify an employee for an award.

Item 8.01 Other Events.

     On December 14, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing (1) an increase the Company’s regular quarterly dividend from a $0.05 to $0.075 per common share; (2) the declaration of a $0.075 per share dividend on its common stock payable on January 15, 2005, to shareholders of record on December 31, 2004; (3) the Company’s intention to release 2004 fourth quarter and year-end earnings on Tuesday, March 1, 2005, at approximately 11:00 a.m. E.T., and (4) a March 2, 2005, investor open house, from which the Company will webcast a conference call.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
99.1 Form of Performance Share Agreement.
99.2 Press release dated December 14, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION
By:	/s/ Richard J. Dobbyn
Richard J. Dobbyn
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 15, 2004